Exhibit 99.3

[GRAPHIC APPEARS HERE]

NOTICE TO PARTICIPANTS OF

GREY GLOBAL GROUP INC. EMPLOYEE STOCK OWNERSHIP PLAN

                     ,

Dear ESOP Participant:

SOLICITATION OF SHAREHOLDERS OF GREY GLOBAL INC.

As you may know, on September 11, 2004, Grey Global Group Inc. (“Grey”) signed an Agreement and Plan of Merger, as amended (the “Merger Agreement”), with WPP Group plc (“WPP”). As more fully described in the enclosed proxy statement/prospectus, if the stockholders of Grey adopt the Merger Agreement and certain other conditions are satisfied, Grey will be merged with and into Abbey Merger Corporation, a wholly-owned subsidiary of WPP. Abbey Merger Corporation will survive the merger, will continue the business of Grey and will remain a wholly-owned subsidiary of WPP. You should carefully read the accompanying proxy statement/prospectus.

The enclosed information relates only to shares of the Grey common stock and Grey Limited Duration Class B common stock held in your account under the Grey Global Inc. Employee Stock Ownership Plan. If you own other shares outside of the Plan, you should receive separate mailings related to those shares.

PROXY SOLICITATION

As a participant in the Grey Global Group Inc. Employee Stock Ownership Plan (the “ESOP”), you may direct Vanguard Fiduciary Trust Company (“Vanguard”), the trustee of your ESOP, to vote shares of Grey common stock and Limited Duration Class B common stock (“Grey shares”) allocated to your ESOP account. You may direct Vanguard by completing, signing, and returning the enclosed ESOP Instruction Form, which must be received by the ESOP Deadline (4:00 p.m. Eastern Time on                     ,             ).

Please note that the terms of the ESOP establish how Vanguard will vote your Grey shares. Vanguard will vote the Grey shares held in your ESOP account as directed by you on the enclosed ESOP Instruction Form. If you send in your ESOP Instruction Form and no direction is provided, Vanguard will vote your Grey shares for the adoption of the Merger Agreement. If your ESOP Instruction Form is not received by the ESOP Deadline, Vanguard will vote all of your Grey shares for and against the Merger Agreement, in the same proportion as those Grey shares for which Vanguard receives specific voting instructions from other ESOP participants. In addition, all unallocated Grey shares in the ESOP, if any, will be voted pro rata, in the same proportion as those Grey shares for which Vanguard received specific voting instructions from ESOP participants.

ELECTION FOR EXCHANGE OF SHARES

IF THE MERGER AGREEMENT IS ADOPTED

On the enclosed ESOP Instruction Form, you may also direct Vanguard to exchange Grey shares allocated to your ESOP account in the event the Merger Agreement is adopted. You may direct Vanguard by completing, signing, and returning the enclosed ESOP Instruction Form, which must be received by the ESOP Deadline (4:00 p.m. Eastern Time on                     ,             ).

According to the terms of the ESOP and the Merger Agreement, you may elect from the following options: (1) each Grey share in your account will be exchanged for $1,005 cash (“cash consideration”), subject to proration; (2) each Grey share will be exchanged for 21.746 WPP American depositary shares, or WPP ADSs (“share consideration”), subject to proration; or (3) a percentage of your Grey shares will be exchanged for share consideration and the remaining percentage will be exchanged for cash consideration, subject to proration. You may not elect to receive both cash consideration and share consideration for a single share of Grey stock. The proration limitations indicated in this paragraph are described in the enclosed proxy statement/prospectus.

In the event that Vanguard does not receive your ESOP Election Form by the ESOP Deadline or you do not indicate the form of consideration you wish to receive on your ESOP Instruction Form, the ESOP requires that Vanguard exchange the Grey shares in your ESOP account for the same consideration that non-electing Grey stockholders will receive in the merger in accordance with the proration procedures described in the enclosed proxy statement/prospectus.

MAILING OR FAXING YOUR INSTRUCTIONS TO VANGUARD

To instruct Vanguard, please promptly complete, sign and date the enclosed “ESOP Instruction Form” and mail it to Vanguard in the enclosed postage-paid reply envelope. In order to direct Vanguard, your ESOP Instruction Form must be received by (4:00 pm EST on                     , 2004), the ESOP Deadline. If you prefer, you may fax a completed and signed ESOP Instruction Form to Vanguard’s attention at 1-877-226-7171.

Please note that timely voting instructions provided to Vanguard will be followed with respect to the voting of shares held in your account as of                      (the record date) and that timely instructions with respect to elections for exchanges of shares provided to Vanguard will be followed with respect to all shares held in your account as of the effective date of the merger. In addition, all unallocated Grey shares as of the record date, if any, will be voted in proportion to the voting decisions that you and other voting ESOP participants make and will be exchanged for the same consideration that non-electing Grey stockholders will receive in the merger in accordance with the proration procedures described in the enclosed proxy statement/prospectus.

YOUR DECISION IS CONFIDENTIAL

All instructions received by Vanguard from individual participants will be held in confidence and will not be divulged to any person, including Grey, WPP, Abbey Merger Corporation, or any of their respective directors, officers, employees or affiliates.

FOR ADDITIONAL QUESTIONS

If you have any questions about the proxy solicitation, please contact (insert name and phone number of information agent). Additionally, all proxy-solicitation materials and the Merger Agreement are available online at www.sec.gov. If you have questions on how to provide voting instructions to Vanguard, please contact Vanguard Participant Services weekdays during normal business hours at 1-800-523-1188.

Sincerely,

Vanguard Fiduciary Trust Company

ESOP INSTRUCTION FORM

GREY GLOBAL GROUP INC. EMPLOYEE STOCK OWNERSHIP PLAN

BEFORE COMPLETING THIS FORM, PLEASE CAREFULLY READ THE ACCOMPANYING INFORMATION, INCLUDING THE ENCLOSED PROXY STATEMENT/PROSPECTUS. THE

ENCLOSED “NOTICE TO PARTICIPANTS” DESCRIBES HOW YOUR GREY SHARES WILL BE TREATED IF YOU FAIL TO OR DO NOT PROPERLY SUBMIT THIS FORM

Part I: Proxy Solicitation

With respect to the stated adoption of the Agreement and Plan of Merger, dated as of September 11, 2004, as amended (the “Merger Agreement”), by and among WPP Group plc, Abbey Merger Corporation and Grey Global Group Inc., I hereby direct Vanguard to vote the Grey shares in my ESOP account as follows (Please check one box below):

☐     For     ☐     Against     ☐     Abstain

Part II: Election for Exchange of Shares if Merger Agreement is Adopted

If the Merger Agreement is adopted, I hereby direct Vanguard to exchange the Grey shares allocated to my ESOP account as follows (Please check one box below):

☐ I direct Vanguard to exchange 100% of my Grey shares for $1,005 in cash, without interest, (“cash consideration”) per Grey share, subject to proration as described in the proxy statement/prospectus; OR,

☐ I direct Vanguard to exchange 100% of my Grey shares for 21.746 American depositary shares (“ADSs”) of WPP Group plc (“share consideration”) per Grey share, subject to proration as described in the proxy statement/prospectus; OR,

☐ I direct Vanguard to exchange     % (insert a percentage in whole numbers less than 100%) of my Grey shares for share consideration. I understand that any remaining shares will default to cash consideration, subject to proration as described in the proxy statement/prospectus.

Note: You may fax your completed and signed Form to Vanguard’s attention at 1-877-226-7171.

IN ORDER TO DIRECT VANGUARD, THIS FORM MUST BE SIGNED AND DATED AND RECEIVED BY (4:00 PM EST, ON                     , 2004), THE ESOP DEADLINE.

Signature

Please Print Name

Social Security Number

Date

Daytime Phone Number